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                                                                    EXHIBIT 4.10

                             CERTIFICATE OF TRUST

                                       OF

                              COASTAL FINANCE III

          THIS CERTIFICATE OF TRUST of COASTAL FINANCE III (the "Trust"), dated July 10, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware business Trust Act (12 Del. Code
Section 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is Coastal Finance III.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711.

          3. Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                              -----------------------------------------
                              Coby C. Hesse, as Trustee


                              -----------------------------------------
                              Donald H. Gullquist, as Trustee


                              -----------------------------------------
                              Austin M. O'Toole, as Trustee


                              THE BANK OF NEW YORK (DELAWARE),
                               as Delaware Trustee


                              By:
                                 --------------------------------------
                                 Name:  Mary Jane Morrissey
                                 Title: Authorized Signatory